Exhibit 10.4

AMENDING AGREEMENT TO AMENDED AND RESTATED ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AGREEMENT is made as of July 12, 2022

AMONG:

TILRAY BRANDS, INC., a corporation existing under the laws of the State of Delaware;

(“Tilray”)

- and -

HEXO CORP., a company existing under the laws of the Province of Ontario;

(“HEXO”);

- and -

HT INVESTMENTS MA LLC, a limited liability corporation existing under the laws of the State of Delaware

(“HTI” and collectively with Tilray and HEXO, the “Parties”).

All capitalized terms used in this amending agreement (this “Agreement”) but not defined herein shall have the meaning attributed to such terms in the Transaction Agreement.

RECITALS:

A.
On April 11, 2022, Tilray, HEXO and HTI (collectively, the “Parties”) entered into a transaction agreement (the “Transaction Agreement”), pursuant to which, among other things, HEXO and HTI agreed to amend the terms of certain senior secured convertible notes of HEXO due May 1, 2023 (as amended, the “Amended and Restated Note”);

B.
On April 11, 2022, the Parties entered into an assignment and assumption agreement (the “Assignment and Assumption Agreement”), pursuant to which Tilray agreed to assume from HTI, and HTI agreed to assign, transfer and sell to Tilray all of its rights, title and interest under, the Amended and Restated Note; and

C.
On June 14, 2022, the Parties entered into an amending agreement to the Transaction Agreement (the “Transaction Agreement Amendment”) and an amended and restated Assignment and Assumption Agreement (the “Amended and Restated Assignment and Assumption Agreement”); and

D.	The Parties wish to enter into this Agreement to amend certain provisions of the Amended and Restated Assignment and Assumption Agreement as contemplated herein.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby confirm, acknowledge and agree as follows:

1.	Section 3(f) of the Amended and Restated Assignment and Assumption Agreement is hereby deleted in its entirety and replaced with the following:

“To the actual knowledge of the Seller, no filing with, or authorization, approval, consent, notice, license, order, registration, qualification, decree or other action of, any court, governmental authority or agency or any other Person is necessary to be filed, obtained, recorded, notified, or otherwise applied for by the Seller in connection with (i) the assignment, transfer and sale by the Seller of the Amended and Restated Note and the Security Documents, (ii) the authorization, execution, delivery and performance by the Seller of this Agreement or (iii) the consummation by the Seller of the transactions contemplated hereby, except such as have been, or at the Closing Date will have been, obtained and are in full force and effect as of the Closing Date.”

2.	Section 3(g) of the Amended and Restated assignment and Assumption Agreement is hereby deleted in its entirety and replaced with the following:

“The Seller has good and marketable title to the Amended and Restated Note, free and clear of any Encumbrance, restriction on transferability, and the Seller has the full power and lawful authority and the right to assign, transfer and sell the Amended and Restated Note to the Purchaser and the consummation of the transactions contemplated by this Agreement shall not cause the Amended and Restated Note to be subject to any Encumbrance.  The transfer and assignment of the Security Documents to the Purchaser has been duly authorized by the Seller and the Seller has no actual knowledge of any restriction or prohibition on the transferability or assignability of the Security Documents to the Purchaser in accordance herewith and therewith.”

3.
The parties hereto acknowledge that HTI has advised each of Tilray and HEXO that no internal or external legal counsel of HTI has (i) conducted any lien searches in connection with the transfer of the Security Documents contemplated by the Amended and Restated Assignment and Assumption Agreement, or (ii) reviewed any of the documents prepared by representatives of Tilray or HEXO to effect the transfer of the Security Documents contemplated by the Amended and Restated Assignment and Assumption Agreement to the extent such review would relate to the effectiveness of such transfer of the Security Documents or whether such transfer is permitted under applicable law, rules or regulations related thereto.

4.
The Amended and Restated Assignment and Assumption Agreement, as amended pursuant to Sections 1 and 2 of this Agreement, shall replace the Amended and Restated Assignment and Assumption Agreement attached as Schedule B to the Transaction Agreement Amendment in its entirety.

5.
Except for the amendments contemplated in this Agreement, no other amendments to the Assignment and Assumption Agreement or the Transaction Agreement will be made by the Parties pursuant to this Agreement, and the Assignment and Assumption Agreement and the Transaction Agreement shall otherwise remain outstanding on identical terms and conditions.

6.
This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

7.
This Agreement will be governed by and interpreted and enforced in accordance with the laws of the State of Delaware and the federal laws of the United States of America applicable therein. Each Party irrevocably attorns and submits to the exclusive jurisdiction of the Delaware courts situated in Wilmington, Delaware and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

8.
This Agreement becomes effective only when executed by each of the Parties. After that time, it will be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

[Signature page follows]

IN WITNESS WHEREOF Tilray, HEXO and HTI have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TILRAY BRANDS, INC.

By:	/s/ Carl Merton
Authorized Signing Officer

HEXO CORP.

By:	/s/ Joelle Maurais
Authorized Signing Officer

HT INVESTMENTS MA LLC
By: High Trail Capital LP, its investment manager

By:	/s/ Eric Helenek
Authorized Signing Officer